Form of THIRD AMENDMENT TO
ETF DISTRIBUTION
AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Investment Managers Series Trust II (“Trust”) and IMST Distributors, LLC (“Foreside”) is entered into as of ___________, 2022 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects an updated funds list.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

INVESTMENT MANAGERS SERIES TRUST II	IMST DISTRIBUTORS, LLC

By:	By:

Date:	Date:

EXHIBIT A

Fund	Effective Date
Cannabis Growth ETF	September 24, 2021
AXS Astoria Inflation Sensitive ETF	December 30, 2021
AXS Change Finance ESG ETF	March 19, 2022
AXS 2x Innovation ETF	April 4, 2022
AXS Short China Internet ETF	April 4, 2022
AXS De-SPAC ETF	April 21, 2022
AXS First Priority CLO Bond ETF	April 21, 2022
AXS FOMO ETF	April 21, 2022
AXS High Yield ETF	April 21, 2022
AXS Revere Sector Opportunity ETF	April 21, 2022
AXS Short De-SPAC ETF	April 21, 2022
AXS Short Innovation ETF	April 21, 2022
AXS SPAC and New Issue ETF	April 21, 2022
AXS 2X TSLA Bear Daily ETF	April 21, 2022
AXS 2X TSLA Bull Daily ETF	April 21, 2022
AXS 2X NVDA Bear Daily ETF	April 21, 2022
AXS 2X NVDA Bull Daily ETF	April 21, 2022
AXS 2X COP Bear Daily ETF	April 21, 2022
AXS 2X COP Bull Daily ETF	April 21, 2022
AXS 2X BA Bear Daily ETF	April 21, 2022
AXS 2X BA Bull Daily ETF	April 21, 2022
AXS 2X PYPL Bear Daily ETF	April 21, 2022
AXS 2X PYPL Bull Daily ETF	April 21, 2022
AXS 2X WFC Bear Daily ETF	April 21, 2022
AXS 2X WFC Bull Daily ETF	April 21, 2022
AXS 2X PFE Bear Daily ETF	April 21, 2022
AXS 2X PFE Bull Daily ETF	April 21, 2022
AXS 2X CRM Bear Daily ETF	April 21, 2022
AXS 2X CRM Bull Daily ETF	April 21, 2022
AXS 2X NKE Bear Daily ETF	April 21, 2022
AXS 2X NKE Bull Daily ETF	April 21, 2022